                                                               Exhibit 3.13 (ii)
                                                               -----------------

Form BCA-10.30            ARTICLES OF AMENDMENT           File #  5920-634-6
(Rev. Jan. 1995)
-------------------------------------------------------------------------------
George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-1832
---------------------------------                        ----------------------
                                                          THIS SPACE FOR USE BY
                                                          SECRETARY OF State

                                                          Date  07-17-98
                                                          Franchise Tax  $
                                                          Filing Fee*    $25.00
                                                          Penalty        $

                                                          Approved:
----------------------------------                       -----------------------
Remit payment in check or
money order, payable to
"Secretary of State."
*The filing fee for articles of
amendment - $25.00
-------------------------------------------------------------------------------


1. CORPORATE NAME:        Falconite, Inc.
                   ------------------------------------------------------------
                                                                        (Note 1)

2. MANNER OF ADOPTION OF AMENDMENT:
       The following amendment of the Articles of Incorporation was adopted on July 17, 1998 in the manner indicated below. ("X" one box only)

   [_] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                        (Note 2)

   [_] By a majority of the board of directors, in accordance with Section
       10.10, the corporation having issued no shares as of the time of adoption
       of this amendment;                                               (Note 2)

   [_] By a majority of the board of directors, in accordance with the Section
       10.15, shares having been issued but shareholder action not being
       required for the adoption of the amendment;                      (Note 3)

   [_] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation
       were voted in favor of the amendment;                            (Note 4)

   [_] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section
       7.10;                                                         (Notes 4&5)

   [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by
       all the shareholders entitled to vote on this amendment.         (Note 5)

3. TEXT OF AMENDMENT:
   a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

       Article I: The name of the corporation is:

 _______________________________________________________________________________
                                  (NEW NAME)


                All changes other than name, include on page 2
                                    (over)

                               TEXT OF AMENDMENT

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)


The Articles of Incorporation of the Corporation are hereby amended by deleting
ARTICLE VII thereof in its entirety and substituting therefor ARTICLE VII as
-----------                                                   -----------
follows:

          "ARTICLE VII
           -----------

          7.1 The number of Directors to constitute the Board of Directors shall be fixed, from time to time, at not less than three (3) nor more than ten (10), by, or in the manner provided in, the By-Laws of the Corporation.

          7.2 Any vacancy on the Board (whether such vacancy is caused by death, resignation or removal, or is the result of a newly created directorship) shall be filled by a majority of the Directors then in office.

          7.3 At any properly called meeting of the shareholders, any Director may be removed by the shareholders with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors."

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
    (if not applicable, insert "No change")

          No Change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

          No Change

    (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

          No Change

                                     Before Amendment       After Amendment

          Paid-in Capital            $                      $
                                     ________________       _______________


  (COMPLETE EITHER ITEM 6 OR 7 BELOW.  ALL SIGNATURES MUST BE IN BLACK INK.)
                                                                 ---------

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

    Dated  July 17     , 1998             Falconite, Inc.
           -----------                    -------------------------------------
                                          (Exact Name of Corporation at date of
                                          execution)

    attested by /s/ PAUL R. INGERSOLL     by  /s/ KEVIN P. RODGERS
                 ---------------------        ---------------------------------
                (Signature of Secretary       (Signature of President or Vice
                or Assistant Secretary)       President


               Paul Ingersoll, Secretary   Kevin Rodgers, President
               -------------------------   ------------------------------------
               (Type or Print Name and       (Type or Print Name and Title)
               Title)


7. If amendment is authorized pursuant to Section 10.10 by the incorporation, the incorporators must sign below, and type or print name and title.

                                      OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

    The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

    Dated ______________________ , 19 ____

    ______________________________________        ______________________________

    ______________________________________        ______________________________

    ______________________________________        ______________________________

    ______________________________________        ______________________________

                                                                    EXHIBIT 3.15
                                                                    ------------

                                                                      Form No. 1
                                                                  Section 48-202
                                                                      For Profit

                                    CHARTER

                                      OF

                 Carl's Mid South Rent-All Center Incorporated


     The undersigned natural person or persons, having capacity to contract and acting as the incorporator or incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

     1.  The name of the corporation is Carl's Mid South Rent-All Center
                                        --------------------------------
         Incorporated.
         ------------

     2.  The duration of the corporation is       Perpetual                 .
                                            --------------------------------

     3.  The address of the principal office of the corporation in the State of
         Tennessee shall be _________; County of Montgomery, Tennessee    .
                                                 -------------------------

     4.  The corporation is for profit.

     5.  The purpose or purposes for which the corporation is organized are:


     6. The maximum number of shares which the corporation shall have the authority to issue is one thousand (1000) shares, with $1.00 par value.
                               ------------                     ------

     7.  The corporation will not commence business until consideration of one
                                                                           ---
         thousand Dollars ($1,000 ) has been received for the issuance of shares
         --------
         (not less than $1,000).

     8.  Other provisions


     Dated  April 2, 1985

                                                 /s/ JOSEPH C. WELCH
                                                 -------------------------------
                                                 (Incorporator or Incorporators)